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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

for

HOSPIRA, INC.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) of Hospira, Inc. (the "Company") made pursuant to the Prospectus, dated                        , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), if the Letter of Transmittal and all other required documents cannot be delivered or transmitted by facsimile transmission, mail or hand delivery to LaSalle Bank National Association (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus) or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. See "The Exchange Offer—Procedures for Tendering Old Notes" section in the Prospectus. The term "Old Notes" means the Company's outstanding $300,000,000 4.95% Notes due 2009 and the Company's outstanding $400,000,000 5.90% Notes due 2014.

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004 (UNLESS EXTENDED) (THE "EXPIRATION DATE"). TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

Deliver to: LaSalle Bank National Association, Exchange Agent:

By Mail (registered or certified mail recommended), Hand or Overnight Courier:

LaSalle Bank National Association
Corporate Trust Services Division
135 S. LaSalle Street, Suite 1960
Chicago, Illinois 60603
Attn:    Corporate Trust

By Facsimile:    (312) 904-2236
Attn:    Wayne Evans

Fax cover sheets should include a call back telephone number and request a call back, upon receipt.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer" section in the Prospectus and the Letter of Transmittal.

Principal Amount of Old Notes Tendered $

Title of Class of Old Notes:

Certificate Nos. (if available)

Total Principal Amount Represented by Old Notes Certificate(s)

If Old Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number

Dated:	, 2004
Signature(s)

Please Print the Following Information
Names(s) of Registered Holders

Address

Area Code and Telephone Number(s)

GUARANTEE
(Not to be Used for Signature Guarantee)

        The undersigned, a firm or entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Address

Zip Code
Area Code and Telephone Number

(Authorized Signature)
Name

Date

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  Exhibit 99.2